CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund IX, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's
Quarterly Report on Form 10-Q/A for the period ending June 30, 2004 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:  December 8, 2004                /s/ Robert A. Bourne
                                      ------------------------------------------
                                       Name:   Robert A. Bourne
                                       Title:  Chief Executive Officer and
                                               Chief Financial Officer

                                      A   signed   original   of  this   written
                                      statement required by Section 906 has been provided to CNL Income Fund IX, Ltd. and will be retained by CNL Income Fund IX, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.